EXHIBIT 99.2
A SURE WING, LLC
CONSOLIDATED FINANCAL STATEMENTS
FOR SIX MONTHS ENDED JUNE 28, 2015 AND JUNE 29, 2014

A SURE WING, LLC
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 28,	December 28,
ASSETS	2015	2014
Current assets
Cash and cash equivalents	$2,202,440	$2,640,553
Investments	—	500,000
Accounts receivable	29,084	153,375
Inventory	369,788	357,384
Prepaid assets	37,546	23,909
Notes receivable - related party	2,012,258	1,989,026
Total current assets	4,651,116	5,664,247

Property and equipment, net	9,750,501	10,919,288
Intangible assets, net	159,664	172,084
Other long-term assets	25,310	25,310
Total assets	$14,586,591	$16,780,929

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$824,742	$599,506
Accrued compensation	32,104	201,328
Other accrued liabilities	145,906	285,280
Current portion of long-term debt	945,798	945,798
Current portion of deferred rent	485,786	485,786
Total current liabilities	2,434,336	2,517,698

Deferred rent, less current portion	4,252,845	4,482,918
Long-term debt, less current portion	6,638,245	7,159,403
Total liabilities	13,325,426	14,160,019

Members' equity	1,261,165	2,620,910

Total liabilities and members' equity	$14,586,591	$16,780,929

The accompanying notes are an integral part of these interim consolidated financial statements.

A SURE WING, LLC
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Six Months Ended
	June 28, 2015	June 29, 2014
Revenue	$20,995,948	$19,414,905

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	5,939,531	5,166,934
Compensation costs	5,011,365	4,844,346
Occupancy costs	1,786,664	1,608,457
Other operating costs	3,758,523	3,678,448
General and administrative expenses	1,158,231	1,037,207
Depreciation and amortization	1,185,235	1,110,751
Total operating expenses	18,839,549	17,446,143

Operating income	2,156,399	1,968,762

Interest expense	(233,335)	(244,888)
Other income, net	54,964	30,250

Income before income taxes	1,978,028	1,754,124

Income tax expense	82,550	73,242

Net income	$1,895,478	$1,680,882

The accompanying notes are an integral part of these interim consolidated financial statements.

A SURE WING, LLC
CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
(unaudited)

Members'
Equity
Balances - December 29, 2013	$382,891

Distributions	(1,127,386)

Net income	1,680,882

Balances - June 29, 2014	$936,387

Balances - December 28, 2014	$2,620,910

Distributions	(3,255,223)

Net income	1,895,478

Balances - June 28, 2015	$1,261,165

The accompanying notes are an integral part of these interim consolidated financial statements.

A SURE WING, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 28, 2015	June 29, 2014
Cash flows from operating activities
Net income	$1,895,478	$1,680,882
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,185,235	1,110,751
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	124,291	187,301
Inventory	(12,404)	(50,440)
Prepaid assets	(13,637)	(25,783)
Intangible assets	—	(19,500)
Other long-term assets	—	(3,400)
Accounts payable	225,236	305,675
Accrued liabilities	(308,598)	(78,135)
Deferred rent	(230,073)	960,821
Net cash provided by operating activities	2,865,528	4,068,172

Cash flows from investing activities
Purchase of investments	—	(500,000)
Proceeds from sale of investments	500,000	—
Collection of principal on notes receivable	4,086	3,894
Finance of notes receivable	(27,318)	(410,745)
Purchases of property and equipment	(4,028)	(3,207,947)
Net cash provided by (used in) investing activities	472,740	(4,114,798)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	1,298,316
Repayments of long-term debt	(521,158)	(417,356)
Capital distributions	(3,255,223)	(1,127,386)
Net cash used in financing activities	(3,776,381)	(246,426)

Net increase (decrease) in cash and cash equivalents	(438,113)	(293,052)

Cash and cash equivalents, beginning of period	2,640,553	2,841,640

Cash and cash equivalents, end of period	$2,202,440	$2,548,588

The accompanying notes are an integral part of these interim consolidated financial statements.

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATMENTS

1.           BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The interim unaudited financial statements are comprised of 18 companies that own and operate Buffalo Wild Wings (“BWW”) restaurants in Missouri and Illinois and one corporate administrative entity, A Sure Wing, LLC.   Each of the companies operated as BWW restaurants for all periods included in the consolidated financial statements, except for Lake Ozark, Inc., which opened in April 2014.  These companies, all wholly-owned by A Sure Wing, LLC, are herein referred to as “ASW.”

On June 29, 2015, substantially all the assets of ASW were acquired by Diversified Restaurant Holdings, Inc. for approximately $54.0 million.

Basis of Presentation

The consolidated financial statements as of June 28, 2015 and December 28, 2014 , and for the six-month periods ended June 28, 2015 and June 29, 2014, have been prepared by ASW pursuant to accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission. The financial information as of June 28, 2015 and for the six-month periods ended June 28, 2015 and June 29, 2014 is unaudited, but, in the opinion of management, reflects all adjustments and accruals necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods.

Principles of Consolidation

The consolidated financial statements include the consolidated accounts of A Sure Wing, LLC and each of its subsidiaries.  All significant intercompany accounts and transactions have been eliminated upon consolidation.

ASW follows accounting standards set by the Financial Accounting Standards Board ("FASB"). The FASB sets generally accepted accounting principles ("GAAP"), which ASW follows to ensure its financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification ("ASC").

Revenue Recognition

Revenues from food and beverage sales are recognized and generally collected at the point of sale. All sales taxes are presented on a net basis and are excluded from revenue.

Income Taxes

ASW is structured as Limited Liability Company under the Internal Revenue Code.  As a result, the federal taxable income or loss of ASW will be included in the respective members’ income tax returns and the state taxable income of ASW will be paid by ASW. Accordingly, only state income taxes are reflected in the accompanying consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATMENTS

2.           PROPERTY AND EQUIPMENT, NET

Property and equipment are comprised of the following assets:

	June 28, 2015	December 28, 2014
Equipment	7,932,310	7,932,310
Furniture and fixtures	749,600	749,600
Leasehold improvements	17,845,826	17,836,747
Vehicles	74,971	74,971
Total	26,602,707	26,593,628
Less accumulated depreciation	(16,852,206)	(15,674,340)
Property and equipment, net	$9,750,501	$10,919,288

3.               RELATED PARTY TRANSACTIONS

During the six months ended June 28, 2015 and June 29, 2014, ASW was charged management fees of $1.0 million and $1.1 million respectively, from a related entity through common ownership which represents an allocation of certain corporate expenses.

For both June 28, 2015 and December 28, 2014, ASW was owed approximately $2.0 million from related entities through common ownership for miscellaneous advances made by ASW. In conjunction with the acquisition on June 29, 2015, the note receivable was fully repaid.

In July 2012, entities related through common ownership, were issued two term loans, $1.6 million and $1.8 million, at a fixed rate of 6.29% and 6.07%, respectively.   The debt requires monthly payments equal the principal and interest required to fully amortize the original principal over an amortization period of 84 months. ASW is liable for the entire amount of the debt on a joint and several basis.  As of June 28, 2015 and December 28, 2014 the total outstanding balance of the debt was $2.1 million and $2.3 million, respectively. Such amounts are not reflected in the accompanying consolidated balance sheet because ASW has not agreed to pay nor does it expect to pay the outstanding balance on behalf of its co-obligors. In the event ASW is required to make payments on the debt, ASW could seek to recover those amounts from the affiliate; however, ASW does not hold specific recourse or collateral rights in connection with the agreement.

See Note 4 for related party operating lease transactions.

4. COMMITMENTS AND CONTINGENCIES

Lease terms range from 10 to 20 years, with renewal options, and generally require ASW to pay a proportionate share of real estate taxes, insurance, common area maintenance, and other operating costs. Some restaurant leases provide for contingent rental payments based on sales thresholds.

Total rent expense was $1.1 million for both the six months ended June 28, 2015 and June 29, 2014, (of which $300,390 and $300,220 for the six months ended June 28, 2015 and June 29, 2014, respectively, were paid to related parties through common ownership).

ASW is required, by its various BWLD franchise agreements, to modernize the restaurants during the term of the agreements.  The individual agreements generally require improvements between the fifth year and the tenth year to meet the most current design model that BWLD has approved.  The modernization costs can range from approximately $50,000 to approximately $1.1 million depending on the individual restaurants’ needs.

ASW is subject to ordinary, routine, legal proceedings, as well as demands, claims and threatened litigation, which arise in the ordinary course of its business.  The ultimate outcome of any litigation is uncertain.  While unfavorable outcomes could have adverse effects on ASW's business, results of operations, and financial condition, management believes that ASW is adequately insured and does not believe that any pending or threatened proceedings would adversely impact ASW's results of operations, cash flows, or financial condition.  Therefore, no separate reserve has been established for these types of legal proceedings.

A SURE WING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATMENTS

5. SUPPLEMENTAL CASH FLOWS INFORMATION

Other Cash Flow Information

Cash paid for interest was approximately $233,335 and $244,888 during the six months ended June 28, 2015 and June 29, 2014, respectively.

Cash paid for income taxes was $82,550 and $73,242 during the six months ended June 28, 2015 and June 29, 2014, respectively.

Supplemental Schedule of Non-Cash Operating, Investing, and Financing Activities

Noncash investing activities for property and equipment not yet paid during the six months ended June 28, 2015 and June 29, 2014, was $0 and $298,038, respectively.

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance for fair value measurements, FASB ASC 820, Fair Value Measurements and Disclosures , establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. We use a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

•	Level 1	Quoted market prices in active markets for identical assets and liabilities;

•	Level 2	Inputs, other than level 1 inputs, either directly or indirectly observable; and

•	Level 3	Unobservable inputs developed using internal estimates and assumptions (there is little or no market data) which reflect those that market participants would use.

As of June 28, 2015 and  December 28, 2014 financial instruments consisted of cash and cash equivalents, accounts receivable, accounts payable, and debt. Due to their short-term nature the fair value of cash and cash equivalents, accounts receivable, and accounts payable approximate carrying value. The fair value of debt approximates its carrying value as the interest rates approximate market rates.

7.  SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 3, 2015, the date on which the consolidated financial statements were available to be issued.